UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2020
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In January 29, 2020, the Compensation Committee of the Board of Directors of Telenav, Inc. (the “Company”) approved a form of Change in Control and Severance Agreement (the “Agreement”) and authorized the Company to enter into such Agreement with certain executives of the Company, including the Company’s Chief Executive Officer, Dr. HP Jin; the Company’s Chief Financial Officer, Adeel Manzoor; and the Company’s Co-Presidents, Automotive Business Unit, Salman Dhanani and Hassan Wahla (both of whom are named executive officers of the Company).

The Agreement provides for severance payments and benefits under certain qualifying terminations of employment. If, other than during the period beginning on the date three months prior to a change in control of the Company through the one-year anniversary of the change in control (the “change in control period”), the executive’s employment is terminated by the Company other than for “cause,” death or disability, then the executive will be entitled to receive:

•	a lump sum payment equal to twelve months (in the case of the C.E.O.) or six months (in the case of the other executives) of his or her then-current annual base salary;

•
a lump sum payment equal to the amount of the executive’s target cash bonus in effect for the year in which the termination occurs, prorated to reflect the portion of the applicable performance period during which he or she was employed with the Company; and

•
up to twelve months (in the case of the C.E.O.) or six months (in the case of the other executives) of Company-paid group health, dental and vision coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the executive and any of his or her eligible dependents.

If, during the change in control period, the executive’s employment is terminated by (x) the Company other than for “cause,” death or disability, or (y) by him or her for “good reason,” then the executive will receive:

•	a lump sum payment equal to eighteen months (in the case of the C.E.O.) or twelve months (in the case of the other executives) of his or her then-current annual base salary;

•
a lump sum payment equal to the amount of the executive’s target cash bonus in effect for the year in which the termination occurs, prorated to reflect the portion of the applicable performance period during which he or she was employed with the Company;

•
a lump sum payment equal to seventy-five percent (75%) (in the case of the C.E.O.) or fifty percent (50%) (in the case of the other executives) of the amount of the executive’s target cash bonus in effect for the year in which the termination occurs;

•
up to eighteen months (in the case of the C.E.O.) or twelve months (in the case of the other executives) of Company-paid group health, dental and vision coverage under COBRA, for the executive and any of his or her eligible dependents; and

•
accelerated vesting as to one hundred percent (100%) of the executive’s equity awards not subject to performance-based vesting criteria (other than continued service) that are then-unvested and outstanding.

The Agreement conditions receipt of the severance payments and benefits under the Agreement on the executive entering into a release of claims in favor of the Company and continuing to comply with his or her obligations under proprietary information agreements entered into with the Company. The Agreement will supersede any prior terms under an employment agreement or change in control and severance agreement providing for severance benefits payable upon certain qualifying terminations of employment.

The foregoing description of the form of Change in Control and Severance Agreement to be entered into with the Company’s executives specified above is qualified in its entirety by reference to the full text of the form of Change in Control Severance Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Form of Change in Control and Severance Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: January 31, 2020	By: /s/ Steve Debenham
Name: Steve Debenham
Title: Vice President, General Counsel & Secretary